UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 25, 2005

Date of report (Date of earliest event reported)

PepsiAmericas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15019	13-6167838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Dain Rauscher Plaza

60 South Sixth Street

Minneapolis, Minnesota 55402

(Address of principal executive offices, including zip code)

(612) 661-3883

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Young Agreement for Separation and Waiver

On February 25, 2005, we entered into a severance agreement with Larry D. Young, a “named executive officer” as such term is defined by Item 402(a)(3) of Regulation S-K, who will resign from our company effective March 4, 2005.  Pursuant to such agreement, he will receive (1) salary continuance for 45 weeks, (2) company payment for continued health and insurance benefits for 45 weeks, (3) a lump sum tenure payment equal to 23 weeks of salary, (4) his bonus due for 2004 under our Annual Incentive Plan ($400,554), (5) the ability to exercise and purchase shares underlying his vested stock options for 90 days, (6) financial planning services through December 31, 2005, (7) executive outplacement services through March 4, 2006, and (8) unrestricted ownership of 5,000 shares subject to a restricted stock award that otherwise would not have vested until February 2006.  The agreement further provided for a general release of claims by Mr. Young and other terms and conditions customary for agreements of this nature.

The form of agreement for separation and waiver entered into by Mr. Young, which appears as Exhibit 10.1 to this report, is incorporated by reference in response to this Item 1.01.  Although the payment terms vary depending upon whether an executive officer leaves our company pursuant to the elimination of his or her position or special circumstances, other executive officers who leave our employment enter into the same form of agreement.

Keiser Trading Plan

On February 28, 2005, we acknowledged the entry by Kenneth E. Keiser, a “named executive officer” as such term is defined in Item 402(a)(3) of Regulation S-K, into a Rule 10b5-1 trading plan with Fidelity Brokerage Services LLC.  Pursuant to the trading plan, Mr. Keiser has agreed to exercise certain in-the-money stock options and sell the shares received upon such exercise at a price not less than $20.50 per share.  From March 2005 through December 2005, the trading plan covers the option exercise and disposition of 15,000 shares per month, for a total disposition of 150,000 shares.

The trading plan, which appears as Exhibit 10.2 to this report, is incorporated by reference in response to this Item 1.01.

ITEM 8.01   OTHER EVENTS

On March 4, 2005, Larry D. Young will resign from our company.  Mr. Young, although not an officer for whom disclosure would be required under Item 5.02(b) of Form 8-K, served as our Executive Vice President, Corporate Affairs.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(c)           See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiAmericas, Inc.

Date: March 3, 2005	By:	/s/ G. Michael Durkin, Jr.
G. Michael Durkin, Jr. Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1         Form of Agreement for Separation and Waiver.

10.2         Rule 10b5-1 Trading Plan between Kenneth E. Keiser and Fidelity Brokerage Services LLC, acknowledged by PepsiAmericas, Inc., dated February 28, 2005.